White Mountain Titanium Corporation
Augusto Leguía 100, oficina 812
Las Condes,
Santiago

AMEC-Cade
Jose Domingo Cañas 2640
Ñuñoa,
Santiago

Gentlemen:

Re: **CONSENTS FOR S-1 REGISTRATION STATEMENT**

We hereby consent to the inclusion in this Form S-1 Registration Statement of White Mountain Titanium Corporation (SEC File No. 333-164963) of the information in our report Preliminary Process Engineering and Costing Report dated March 2008 relating to the Cerro Blanco project referenced therein and to our firm as an expert under the heading "Experts" in the Registration Statement, and concur with the summary of such reports in this Registration Statement.

By: [signature]
Name: ANTONIO A. LURASCHI
Title: HEAD, PROCESS METALLURGY
AMEC - CADE Engineering

Date: March 24, 2010